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                                                                   EXHIBIT 23(E)

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement accompanying the Prospectus constituting part of the Registration Statement (Form S-3, No. 33-62218) of Turner Broadcasting System, Inc. ("TBS"), and to the incorporation by reference therein of our reports dated February 9, 1993, with respect to the consolidated financial statements and schedules of New Line Cinema Corporation included in the Current Report on Form 8-K of TBS, filed with the Securities and Exchange Commission on January 24, 1994. We further consent to the incorporation by reference therein of our report dated February 25, 1993, with respect to the financial statements of Castle Rock Entertainment (A California General Partnership) included in the Current Report on Form 8-K of TBS filed with the Securities and Exchange Commission on December 28, 1993.

                                          ERNST & YOUNG

New York, New York
January 24, 1994
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                        REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS AND STOCKHOLDERS
NEW LINE CINEMA CORPORATION

        We have audited the accompanying consolidated balance sheets of New Line Cinema Corporation and subsidiaries as of December 31, 1991 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1992. Our audits also included the financial statement schedules listed in the Index at
Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Line Cinema Corporation and subsidiaries at December 31, 1991 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1992 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                                        ERNST & YOUNG

New York, New York
February 9, 1993